SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 01/31/2004
FILE NUMBER 811-01474
SERIES NO.: 1


74U.     1.   Number of shares outstanding
              Class A Shares                  846
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                  151
              Class C Shares                1,002
              Class K Shares                3,110
              Investor Class Shares       262,571
              Institutional Class Shares    2,254

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares              $ 15.14
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares              $ 14.91
              Class C Shares              $ 14.62
              Class K Shares              $ 15.01
              Investor Class Shares       $ 15.11
              Institutional Class Shares  $ 15.32